                          UNISEX ANNUITY ENDORSEMENT

This endorsement is made a part of this contract to which it is attached and changes the following provisions of the contract. As part of an employer-sponsored retirement plan, this contract is issued on a unisex basis. All sex-distinct references in the contract are hereby deleted and replaced with unisex references.

The following tables are substituted for those in the Tables of Annuity Rates section of the contract.

                                                      TABLES OF ANNUITY RATES
------------------------------------------------------------------------------------------------------------------------------------
                        TABLE A - DOLLAR AMOUNT OF FIRST MONTHLY VARIABLE ANNUITY PAYMENT PER $1,000 APPLIED
------------------------------------------------------------------------------------------------------------------------------------
                                          PLAN A                         PLAN B                           PLAN C         PLAN D
====================================================================================================================================
                                                                    LIFE INCOME WITH
        AGE              BEGINNING                      -------------------------------------------     LIFE INCOME       JOINT &
        AT                  IN          LIFE INCOME     FIVE YEARS      TEN YEARS     FIFTEEN YEARS     INSTALLMENT      SURVIVOR
   ANNUITIZATION           YEAR         NON-REFUND       CERTAIN         CERTAIN         CERTAIN          REFUND        NON-REFUND
------------------------------------------------------------------------------------------------------------------------------------
       AGE 65              2005            5.87             5.85           5.78            5.67            5.68            5.21
                           2010            5.80             5.78           5.72            5.62            5.63            5.17
                           2015            5.73             5.71           5.66            5.57            5.57            5.14
                           2020            5.67             5.65           5.61            5.53            5.52            5.10
                           2025            5.61             5.60           5.55            5.48            5.48            5.07
                           2030            5.56             5.54           5.51            5.44            5.43            5.04
------------------------------------------------------------------------------------------------------------------------------------

       AGE 70              2005            6.56             6.52           6.38            6.16            6.24            5.67
                           2010            6.47             6.42           6.30            6.10            6.16            5.61
                           2015            6.37             6.34           6.22            6.04            6.09            5.56
                           2020            6.28             6.25           6.15            5.98            6.03            5.51
                           2025            6.20             6.17           6.08            5.93            5.97            5.46
                           2030            6.13             6.10           6.02            5.88            5.91            5.42
------------------------------------------------------------------------------------------------------------------------------------

       AGE 75              2005            7.61             7.49           7.17            6.71            7.01            6.35
                           2010            7.46             7.36           7.07            6.65            6.91            6.26
                           2015            7.33             7.24           6.98            6.59            6.81            6.18
                           2020            7.20             7.12           6.88            6.53            6.72            6.11
                           2025            7.08             7.01           6.80            6.47            6.64            6.04
                           2030            6.97             6.91           6.71            6.41            6.56            5.97
------------------------------------------------------------------------------------------------------------------------------------

       AGE 85              2005           11.51            10.74           9.11            7.61            9.54            8.93
                           2010           11.18            10.50           9.01            7.58            9.36            8.73
                           2015           10.88            10.28           8.92            7.56            9.19            8.54
                           2020           10.60            10.06           8.82            7.54            9.03            8.37
                           2025           10.34             9.86           8.73            7.51            8.88            8.22
                           2030           10.10             9.68           8.63            7.49            8.74            8.08
------------------------------------------------------------------------------------------------------------------------------------

TABLE A above is based on the "1983 Individual Annuitant Mortality Table A", with 100% Projection Scale G and a 5% assumed investment return. Annuity rates for any year, age or any combination of year and age not shown above, will be calculated on the same basis as those rates shown in the Table above. Such rates will be furnished by us upon request. Amounts shown in the Table below are based on a 5% assumed investment return.

------------------------------------------------------------------------------------------------------------------------------------
                         PLAN E - DOLLAR AMOUNT OF EACH MONTHLY VARIABLE ANNUITY PAYMENT PER $1,000 APPLIED
------------------------------------------------------------------------------------------------------------------------------------
                           YEARS         MONTHLY            YEARS        MONTHLY          YEARS          MONTHLY
                          PAYABLE        PAYMENTS          PAYABLE       PAYMENTS        PAYABLE         PAYMENTS
------------------------------------------------------------------------------------------------------------------------------------
                            10            10.51              17            7.20             24             5.88
                            11             9.77              18            6.94             25             5.76
                            12             9.16              19            6.71             26             5.65
                            13             8.64              20            6.51             27             5.54
                            14             8.20              21            6.33             28             5.45
                            15             7.82              22            6.17             29             5.36
                            16             7.49              23            6.02             30             5.28
------------------------------------------------------------------------------------------------------------------------------------

272867                              Page 1             [F-V Unisex Endorsement
                                                                     A(11/03)]

------------------------------------------------------------------------------------------------------------------------------------
                       TABLE B - DOLLAR AMOUNT OF EACH MONTHLY FIXED DOLLAR ANNUITY PAYMENT PER $1,000 APPLIED
------------------------------------------------------------------------------------------------------------------------------------
                                          PLAN A                         PLAN B                           PLAN C         PLAN D
====================================================================================================================================
                                                                    LIFE INCOME WITH
        AGE              BEGINNING                      -------------------------------------------     LIFE INCOME       JOINT &
        AT                  IN          LIFE INCOME     FIVE YEARS      TEN YEARS     FIFTEEN YEARS     INSTALLMENT      SURVIVOR
   ANNUITIZATION           YEAR         NON-REFUND       CERTAIN         CERTAIN         CERTAIN          REFUND        NON-REFUND
------------------------------------------------------------------------------------------------------------------------------------
      AGE 65               2005            4.14             4.13           4.09            4.01            3.83            3.54
                           2010            4.07             4.06           4.03            3.96            3.78            3.50
                           2015            4.01             4.00           3.97            3.90            3.74            3.46
                           2020            3.95             3.94           3.91            3.85            3.70            3.42
                           2025            3.89             3.88           3.86            3.81            3.66            3.39
                           2030            3.84             3.83           3.81            3.76            3.62            3.36
------------------------------------------------------------------------------------------------------------------------------------

      AGE 70               2005            4.85             4.82           4.73            4.55            4.34            4.04
                           2010            4.76             4.73           4.65            4.49            4.28            3.98
                           2015            4.67             4.64           4.57            4.42            4.22            3.92
                           2020            4.58             4.56           4.50            4.37            4.17            3.87
                           2025            4.50             4.49           4.43            4.31            4.12            3.82
                           2030            4.43             4.41           4.36            4.25            4.07            3.78
------------------------------------------------------------------------------------------------------------------------------------
      AGE 75               2005            5.89             5.81           5.57            5.17            5.01            4.75
                           2010            5.75             5.68           5.47            5.10            4.93            4.67
                           2015            5.62             5.56           5.37            5.04            4.86            4.59
                           2020            5.50             5.45           5.27            4.97            4.79            4.51
                           2025            5.39             5.34           5.18            4.91            4.72            4.44
                           2030            5.28             5.24           5.10            4.85            4.66            4.38
------------------------------------------------------------------------------------------------------------------------------------

      AGE 85               2005            9.72             9.11           7.67            6.18            7.14            7.36
                           2010            9.41             8.88           7.56            6.16            7.01            7.16
                           2015            9.13             8.66           7.46            6.13            6.88            6.99
                           2020            8.86             8.45           7.36            6.11            6.77            6.83
                           2025            8.62             8.25           7.26            6.08            6.66            6.68
                           2030            8.39             8.06           7.16            6.05            6.56            6.54
------------------------------------------------------------------------------------------------------------------------------------


TABLE B above is based on the "1983 Individual Annuitant Mortality Table A" @ 2% with 100% Projection Scale G. Annuity rates for any year, age or any combination of year and age not shown above, will be calculated on the same basis as those rates shown in the Table above. Such rates will be furnished by us upon request. Amounts shown in the table below are based on a 2% annual effective interest rate.

------------------------------------------------------------------------------------------------------------------------------------
                       PLAN E - DOLLAR AMOUNT OF EACH MONTHLY FIXED DOLLAR ANNUITY PAYMENT PER $1,000 APPLIED
------------------------------------------------------------------------------------------------------------------------------------
                           YEARS         MONTHLY            YEARS        MONTHLY          YEARS          MONTHLY
                          PAYABLE        PAYMENTS          PAYABLE       PAYMENTS        PAYABLE         PAYMENTS
------------------------------------------------------------------------------------------------------------------------------------
                            10             9.18              17            5.77             24             4.36
                            11             8.42              18            5.50             25             4.22
                            12             7.80              19            5.26             26             4.10
                            13             7.26              20            5.04             27             3.98
                            14             6.81              21            4.85             28             3.87
                            15             6.42              22            4.67             29             3.77
                            16             6.07              23            4.51             30             3.68
------------------------------------------------------------------------------------------------------------------------------------

This endorsement is effective as of the contract date of this contract.

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY


/s/ James M. Odland

Secretary





272867                              Page 2             [F-V Unisex Endorsement
                                                                     A(11/03)]